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                                 AMENDED AND RESTATED
                          CERTIFICATE OF LIMITED PARTNERSHIP
                                         OF
                          SHAMROCK LOGISTICS OPERATIONS, L.P.

         Shamrock Logistics Operations, L.P., a limited partnership organized under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on December 7, 1999, as amended on June 5, 2000, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows, and that such amendment and restatement shall be effective as of 12:01 A.M. Eastern Standard Time on January 8, 2002:

         1. The name of the limited partnership is Valero Logistics Operations L.P. (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:


                Name and Address
                of Registered Agent             Address of Registered Office
                -------------------             ----------------------------

                Corporation Trust Company       1209 Orange Street
                1209 Orange Street              Wilmington, DE 19801
                Wilmington, Delaware 19801

         3. The name and business address of the General Partner are as follows:

                General Partner                 Address
                ---------------                 -------

                Riverwalk Logistics, L.P.       6000 North Loop 1604 West
                                                San Antonio, Texas 78249

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         IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited
Partnership has been duly executed as of the 7th day of January, 2002 and is being filed in accordance with Section 17?210 of the Act by the undersigned General Partner.



                                           GENERAL PARTNER

                                           RIVERWALK LOGISTICS, L.P.

                                           By:  Valero GP, LLC,
                                                its General Partner



                                           By:    /s/ Todd Walker
                                           Name:  Todd Walker
                                           Title: Corporate Secretary